Exhibit 10.3

PAPA JOHN’S INTERNATIONAL, INC.

AMENDED AND RESTATED

NONQUALIFIED STOCK OPTION AGREEMENT

NIGEL TRAVIS INDUCEMENT GRANT

THIS AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (“Option Agreement”) is made and entered into effective as of January 31, 2005, by and between (i) PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (“Company”), and (ii) NIGEL TRAVIS, the individual (“Optionee”) named in the “Notice of Grant of Stock Options” attached hereto and incorporated by reference herein as if fully set out herein (the “Notice”).  This Option Agreement amends and restates in its entirety the Nonqualified Stock Option Agreement between the Company and Optionee dated January 31, 2005.

Recital:

A.                                   The Company has negotiated an Employment Agreement with Optionee dated January 31, 2005, which includes, among other things, the obligation of the Company, as an inducement for Optionee to execute and perform the Employment Agreement and to promote the interests of the Company, its subsidiaries and its stockholders, to grant an option to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”) at the time of the commencement of Optionee’s employment by the Company.

B.                                     The Option, as defined below, being granted to Optionee pursuant to this Option Agreement, is an inducement grant by the Company and not a stock option granted under the Company’s 1999 Team Member Stock Ownership Plan, as amended (the “1999 Plan”), but the terms and conditions with respect to the Option granted herein are substantially the same as those applicable to a stock option granted under the 1999 Plan; accordingly, all references to provisions of the “Plan” herein are deemed to refer to the 1999 Plan merely for purposes of definition and to incorporate certain terms and conditions of the 1999 Plan herein by reference.

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Grant of Option.  The Company hereby grants to Optionee, as a matter of separate inducement and agreement, and not in lieu of any salary or other compensation for Optionee’s services as an employee, consultant or advisor, the right and option to purchase (“Option”) all or any part of an aggregate of the number of shares of Common Stock set out in the Notice (“Option Shares”) on the terms and conditions herein set forth, subject to adjustment as provided in Section 7, at a purchase price per share as set out in the Notice (“Option Price”).  The Option Price is considered by the Company and Optionee to be the fair market value of the Common Stock on the date hereof, which is the date as of which the Option was granted to Optionee (“Option Date”).  Any and all references in the Notice to the 1999 Plan shall be deemed to refer to this Option Agreement.

2.                                      Term and Time of Exercise of Option.  The Option shall continue for a term ending on the date set forth in the Notice (“Termination Date”), except as and to the extent such term may be reduced as provided in Sections 6 and 8.

3.                                      Time of Exercise of Option.  Subject to the other terms and conditions hereof, Optionee may exercise the Option as set forth in the Notice, so long as the Option is exercised prior to the Termination Date.

4.                                      Conditions to Exercise Option.

(a)                                  Subject to the provisions of Section 3, the Option may be exercised by written notice to the Company stating the number of Option Shares with respect to which it is being exercised and accompanied by payment of the Option Price by cash or check payable to the order of the Company or, at the election of Optionee, all or any portion of the Option Price may be paid by delivery to the Company of shares of Common Stock owned by Optionee having a Fair Market Value (as that term is defined in Section 2.1(m) of the Plan) equal to the portion of the Option Price being paid by the delivery of the Common Stock.

(b)                                  As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issuance tax or other incidental expense to Optionee, deliver to Optionee at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by first class mail addressed to Optionee at Optionee’s address shown in the records of the Company, a certificate or certificates for such shares out of the theretofore unissued shares or reacquired shares of its Common Stock, as the Company may elect; provided, however, that such delivery may be postponed by the Company until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities or until there has been compliance with the provisions of such acts or rules or the requirements of the regulations.  If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, Optionee’s right to exercise the Option with respect to such undelivered shares may be terminated by the Company.

5.                                      Transferability of Option.  Except as hereinafter set forth in this Section 5, during Optionee’s lifetime, the Option shall be exercisable only by Optionee, and neither the Option, nor any right hereunder, shall be transferable except by will or the laws of descent and distribution.  The Option may not be subject to execution or other similar process.  Notwithstanding the foregoing, Optionee, upon written notice to the Company and in accordance with procedures established by the Company with respect thereto, may transfer all or any portion of the Option, without consideration, to (a) Optionee’s spouse or lineal descendants (“Family Members”), (b) a trust for the exclusive benefit of Family Members, (c) a charitable remainder trust of which Option and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (d) a partnership or limited liability company in which Optionee and/or Family Members are the sole partners or members, as applicable.  Subsequent transfers of the Option by the transferee are prohibited.  Upon any such transfer of the Option, Optionee shall remain liable for all federal, state and local taxes required by law to be withheld with respect to any exercise of the Option.  If Optionee does not remit to the Company an amount sufficient to pay all such taxes, the Company may withhold from the Options, upon exercise by the transferee, shares of Common Stock having a Fair Market Value, at the close of business on the date the Company receives notice of exercise, equal to all federal, state and local taxes required by law to be withheld with respect to the exercise of the Option.  In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee’s rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to Optionee and it shall thereupon become null and void.

6.                                      Exercise of Option Upon Ceasing to be an Employee.

(a)                                  If Optionee’s status as an Employee (as that term is defined in Section 2.1(b) of the Plan), consultant or advisor terminates prior to the Termination Date for any reason other than death, Disability (as that term is defined in Section 2.1(i) of the Plan), Retirement (as that term is defined in Section 2.1(ac) of the Plan), or Cause (as that term is defined in Section 2.1(c) of the Plan), Optionee may at any time within a period of sixty (60) days after termination of such status exercise the Option to the extent the Option is exercisable by Optionee on the date Optionee’s status as an Employee, consultant or advisor terminates.

(b)                                  If Optionee’s status as an Employee, consultant or advisor is terminated for Cause, the Option shall terminate immediately.

(c)                                  In Optionee ceases to be an Employee, consultant or advisor of the Company due to death or Disability, Optionee’s personal representative or the person or persons to whom Optionee’s rights under the Option shall pass by will or by application of the laws of descent and distribution in the event of death, or Optionee, in the event of Disability, may, at any time within a period of one year after Optionee’s death or Disability, as the case may be, exercise the Option in full (the Option becoming fully vested upon such death or Disability).

(d)                                  If Optionee ceases to be an Employee due to Retirement, Optionee may, at any time within a period of one year after Optionee’s Retirement, exercise the Option to the extent the Option was exercisable by Optionee on the date of Optionee’s Retirement.

(e)                                  Notwithstanding anything contained in this Section 6, in no event may the Option be exercised after the Termination Date.

7.                                      Adjustment to Option Shares.  In the event of any change in the corporate structure of the Company affecting the Common Stock, the number of Option Shares shall be subject to adjustment as provided in Section 4.3 of the Plan.

8.                                      Merger, Consolidation, Etc.

(a)                                  In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation issues shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, upon the exercise of the Option, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of the number of shares of Common Stock to which the Option is then exercisable, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of the number of shares of Common Stock equal to the number of shares of Common Stock as to which the Option shall then be exercisable.

(b)                                  In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company’s shareholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision hereof to the contrary, the Option may not be exercised after the effective date of the merger, consolidation or acquisition.

9.                                      Option Agreement Does Not Grant Employment Rights.  Neither the granting of the Option, nor the exercise thereof, shall be construed as granting to Optionee any right to continue as an employee of the Company.  The Company expressly reserves the right to terminate, whether by dismissal, discharge, retirement or otherwise, Optionee’s employment with it at any time, with or without cause, except as may otherwise be expressly provided in any written employment agreement between the Company and Optionee.

10.                               Change in Control.  Notwithstanding the provisions of Section 3, upon a Change in Control (as that term is defined in Section 2.1(d) of the Plan), Optionee shall have the right to exercise the Option in full as to all Option Shares.

11.                               Miscellaneous.

(a)                                  Neither Optionee, nor any person entitled to exercise Optionee’s rights in the event of Optionee’s death, shall have any of the rights of a stockholder with respect to the shares of Common Stock subject to the Option, except to the extent that certificate(s) for such shares shall have been issued upon the exercise of the Option as provided herein.

(b)                                  The Option shall terminate and become null and void and of no effect after the Termination Date.

(c)                                  This Option Agreement, and the Option herein granted Optionee, is and shall be in all respects subject to the same terms and conditions as provided in the Plan, a description of which Optionee acknowledges receiving prior to the execution hereof.

(d)                                  The captions and section headings used herein are for convenience only, shall not be deemed part of this Option Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

(e)                                  This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws rules.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement effective as of the date first written above.

Company:

PAPA JOHN’S INTERNATIONAL, INC.

By	/s/ Richard J. Emmett
Richard J. Emmett
Senior Vice President and General Counsel

Optionee:

/s/ Nigel Travis
Nigel Travis